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                                                                    EXHIBIT 10.8



               INVESTMENT BANKING AND FINANCIAL ADVISORY AGREEMENT

This Investment Banking and Financial Advisory Agreement (the "Agreement") is made and entered into as of August 1, 2002, by and among A21, Inc. (OTCBB: ATWO) having a principal place of business at One Embarcadero Center, Suite 500, San Francisco, CA, 94111 (the "Company"), and vFinance Investments, Inc. ("VFIN"), affiliated NASD member broker dealer, having a place of business at 3010 North Military Trail, Suite 300, Boca Raton, Florida, 33431-6300.

                             ENGAGEMENT OF SERVICES

The Company hereby retains VFIN, for the purpose of providing to the Company financial consulting services, investment banking and management consulting services. VFIN agrees to be retained to provide such services pursuant to the terms and conditions set forth herein.

                                   SECTION ONE
                                STATEMENT OF WORK

VFIN will, on behalf of the Company, perform the following services:

         Financial Advisory Services. VFIN will provide capital market advice and will work with the Company's management in creating market awareness of the Company and its stock, and in the organization and sponsorship of investor presentations both on an internal and external retail and institutional basis. VFIN will make a market in the Company's stock and will seek to establish other market makers in the Company's stock. VFIN will seek to increase liquidity and maintain an orderly market in the Company's stock, including assisting the buy-side and in cross-block trades of the Company's stock. VFIN will provide advice to the Company pertaining to stock buyback plans, stock splits or dividends and other related plans as they pertain to the Company's stock price and liquidity. At the request of the management ("Management") of the Company, VFIN will attend shareholder and Board Meetings to make presentations. VFIN will work with management of the Company on a shareholder communication program and other technology initiatives to assist in facilitating all of these points. VFIN will also make available all corporate services group personnel to assist management and employees in areas such as 144 transactions, cashless option exercises, and all related services that an employee of the Company may wish to avail themselves of.

         Assessment. VFIN will prepare an assessment ("Assessment") of the Company's current business, operations, strategies and target markets. The Assessment will highlight market conditions and other contributing factors that would likely influence the Company's ability to successfully pursue the current course of business.

         Fairness Opinion. VFIN will render Fairness Opinion(s) with respect to any potential transaction(s) that the Company is currently or might consider contemplating. Said Fairness Opinion(s) will be organized and will contain language standard to such documents. Such Fairness Opinion(s) will be delivered for a fee to be mutually agreed upon prior to commencement of work by VFIN for each specific transaction.

         Information Memorandum. VFIN will work with Management to become educated in the Company's intended business, operations, strategies and target markets. VFIN will then, in coordination with Management, assist in the preparation of an Informational Memorandum ("Memorandum") that will articulate the business opportunity, the business and financial models and an investment opportunity. The Memorandum will reflect the future business of the Company, detail the Company's strategic position, and define requirements and terms for potential funding(s). The Memorandum shall describe potential distribution channels, market potential, marketing strategies, a description of key technologies, organizational structure and financial projections. Additionally, VFIN will compose a PowerPoint presentation to be used at investor presentations.

         Mergers/Acquisitions and Investments - VFIN will research market opportunities, identify potential mergers, acquisitions and investors, model the transactions, structure the deals, and work with Management to close said transactions. VFIN will also work with the Company to provide various scenarios to maximize shareholder value in its endeavors to joint venture or acquire assets of digital image providers and help effectuate such. VFIN will provide a sensitivity analysis for capital raising purposes and stand ready to assist the Company in these efforts subject to mutual agreement as to valuation and terms. VFIN will work with the Company and their counsel if asked to skeleton an offering memorandum and accompanying documents to be used for the purposes of effectuating a retail capital raise when deemed appropriate by management of the Company. In particular, VFIN will stand ready to review and assist the Company in one or more currently contemplated acquisitions if asked to do so and review the opportunity to raise capital through its retail investment banking division in a suggested range of $500,000 to $1,000,000 in gross proceeds.

         VFIN will provide in writing the names of parties to whom it intends to disclose proprietary information and they will be identified and included as a "VFIN Party" under the Agreement. For the purposes of this Agreement, a VFIN Party shall be defined as any and all potential investors to be contacted by VFIN with prior consent by the Company after the signing of this Agreement, or while this Agreement is in force.

         In the event the Company, Management or its stockholders receive an inquiry from, or are otherwise in contact with, a party concerning the availability of the Company regarding a Covered Transaction, as defined herein below in Section Five, Company will determine in its sole discretion whether to notify and refer such party to VFIN in order that VFIN may continue such discussions and that party will be identified and included as a Client VFIN Party. If VFIN is able to successfully close a transaction as a result of a Company referral, the fees payable to VFIN will be reduced by a factor of one-half (1/2).

         In the event Company withholds its written approval authorizing VFIN to approach a VFIN Party, the Company agrees that neither it nor its agents, will discuss or enter into a Covered Transaction with that party during the term of this Agreement, as defined in Section Four, and for a period of twelve (12) months after the termination or expiration of this Agreement unless said party was previously introduced to the Company by a party other then VFIN .

         Each prospect will be qualified and meetings will be set to present the Company to potential investors. VFIN will work with Management to negotiate and close a Covered Transaction.

IN PERFORMING ITS SERVICES HEREIN, VFIN SHALL BE ENTITLED TO RELY WITHOUT INVESTIGATION UPON ALL INFORMATION THAT IS PROVIDED BY THE COMPANY, WHICH INFORMATION THE COMPANY HEREBY WARRANTS SHALL BE COMPLETE AND ACCURATE IN ALL MATERIAL RESPECTS, AND NOT MISLEADING. VFIN IN NO WAY GUARANTEES THAT THE COMPANY WILL SUCCESSFULLY RAISE CAPITAL.


                                   SECTION TWO
                                  PLACE OF WORK

It is understood that VFIN's services will be rendered both on and off-site of the Company. The Company agrees to provide an office, reasonable secretarial support, and a reasonable amount of time of key employees while VFIN is on-site performing the services described in Section One.

                                  SECTION THREE
                              TIME DEVOTED TO WORK

In the performance of the services covered by this Agreement, the services and the hours VFIN is to work will be entirely within VFIN's control and the Company will rely upon VFIN to put in such number of hours as is reasonably necessary to fulfill the spirit and the purpose of this Agreement.



                                  SECTION FOUR
                                    DURATION

The duration of this Agreement (the "Term") shall be from August 1, 2002 to January 31, 2003, provided however, that this Agreement may be terminated at any time by either Company or VFIN, with cause, upon ten (10) days written notice to the other and provided, further that this Agreement maybe terminated by Company, without cause, upon thirty (30) days written notice to the other While this Agreement is in effect, VFIN will not take on additional clients within the digital image archiving space that might be deemed to create a conflict of interest. If this Agreement should terminate prior to the full term contemplated, both parties are free to seek additional clients or representation without limitations.


                                  SECTION FIVE
                                     PAYMENT

Upon execution of this Agreement, the Company will issue VFIN or its designees Two Hundred Thousand (200,000) restricted shares of the Company's common stock for services provided in the performance of services articulated in Section One above. One Hundred Thousand (100,000) of these shares shall be due upon execution of this Agreement and delivered to VFIN within 10 days of executing this Agreement. Fifty Thousand Shares (50,000) shall be due 60 days after the execution of this Agreement and the balance of Fifty Thousand Shares (50,000) shall be due 120 days after execution of this agreement. In addition, the Company will issue VFIN or its designees Two Hundred Thousand (200,000) warrants to buy the Company's common stock at a price equal to 200% of the closing bid price (on the OTCBB) on the date which this Agreement is executed, but not less than $1.25 per share for the first warrant to purchase One Hundred Thousand (100,000) shares of common stock due upon execution of this Agreement and delivered to VFIN within 10 days of executing this Agreement, and not less than $1.50 per share for the warrant to purchase Fifty Thousand (50,000) which shall be due 60 days after execution of this Agreement, and not less than $1.75 per share for the balance of warrant to purchase Fifty Thousand (50,000) which shall be due 120 days after execution of this Agreement. These warrants shall be 5-year warrants and contain customary piggyback registration rights. The Company also hereby agrees to pay VFIN a one time non-refundable retainer in the amount of Ten Thousand Dollars ($10,000), which will be due upon execution of this Agreement and delivered along with this executed Agreement.

For purposes of this Agreement, the term "Covered Transaction(s)" shall mean any private placement, capital infusion, equity investment or financing with the exception of "VFIN Introduced Purchase or Sale Transaction", "Debt Financing" or "Subordinated Debt Financing" as defined below




For purposes of this Agreement, a "VFIN Introduced Purchase or Sale Transaction" is any acquisition, sale, merger, consolidation, joint venture, exchange offer, sale or license (or any variation thereof) of any part of or all of the business or property of the Company, or other transaction, including, but not limited to: the purchase or sale of stock or other transaction resulting in any change of

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control of the  Company,  the  acquisition  of any  shares of its stock,  or the disposition outside of the ordinary course of business of any of its assets.

For the purpose of this Agreement, "Debt Financing" shall include: (i) VFIN introduced senior and working capital lines, or other similar borrowings normally undertaken by businesses in the course of operations which includes notes, bonds, equipment leasing, or debentures not expressly defined as "junior" or "subordinated", (ii) combination of debt described in (i) above and warrants/options, or (iii) convertible "debt, as described in (i) above, to equity" security.


For the purpose of this Agreement, "Subordinated Debt Financing" shall mean VFIN introduced debt financing junior or subordinated to other debt, i.e., repayable in the case of liquidation only after senior debt with a higher claim has been satisfied. This type of debt may be but not necessarily characterized by such features as interest only payments for a specified period of time, equity participation through warrants/options and other instruments, and convertible features.


For the purposes of this Agreement, Total Consideration shall mean and be computed as the total sale proceeds and other consideration received by Company, its stockholders, directed beneficiaries, or any newly formed entity owned or affiliated with or participated in by Company or any of its shareholders ("New Company") upon consummation of the Covered Transaction including, but not limited to: cash, securities, notes, debentures, purchase options, royalties, management, consulting and employment agreement; marketing, licensing and revenue contracts; agreements not-to-compete, including contingent and installment payments; consideration for assets owned by affiliates of Company or entities in any business relationship which are used in or are potentially useful in Company's business; the total value of liabilities avoided by the Company or assumed by the acquirer; the total value of all liabilities on the Company's balance sheet that are transferred to, or assumed by, the acquirer of the stock of Company in a stock transaction and any other tangible net benefit to the Company, its shareholders or directed beneficiaries.

If a Covered Transaction is consummated between the Company and a VFIN Party during the term of this Agreement, or a period of twelve (12) months thereafter, Company shall pay VFIN, or cause VFIN to be paid, at the closing of such transaction a fee computed by taking the Total Consideration multiplied by ten percent (10%) plus expenses in the form of a non-accountable expense totaling three percent (3%).

If a VFIN Introduced Purchase or Sale Transaction is consummated between the Company and a VFIN Party during the term of this Agreement, or a period of twelve (12) months thereafter, Company shall pay VFIN, or cause VFIN to be paid, at the closing of such transaction a fee computed by taking the Total Consideration received at each respective closing involved in such VFIN Introduced Purchase or Sale Transaction multiplied by a percentage determined pursuant to the following schedule:



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               ------------------------------------------------ --------------

               TOTAL CONSIDERATION                              FEE
               ------------------------------------------------ --------------

               $0 to $999,999                                   5.0%
               ------------------------------------------------ --------------

               $1,000,000 to $1,999,999                         4.0%
               ------------------------------------------------ --------------

               $2,000,000 to $2,999,999                         3.0%
               ------------------------------------------------ --------------

               $3,000,000 to $3,999,999                         2.0%
               ------------------------------------------------ --------------

               $4,000,000 or greater                            1.0%
               ------------------------------------------------ --------------

An example of the fee due to VFIN based on the above fee schedule would be as follows on an VFIN Introduced Purchase or Sale Transaction of $4,000,000 in Total Consideration: Fee = ($1,000,000 X 5%) + ($1,000,000 X 4%) +
($1,000,000 X 3%) +  ($1,000,000 X 2%)  = $140,000


In the case of a "Debt Financing" where the source of debt financing, excluding subordinated debt financing, is originated by VFIN or is from a VFIN Party and the transaction closes during the Term of this Agreement, or within twelve (12) months of any termination thereof, VFIN shall receive upon closing of the transaction, a lump-sum consulting fee computed by taking the total commitment multiplied by one point five (1.5%) percent. If such Debt Financing is coupled with equity securities such as warrants, the value of the equity securities (to the extent same are options, warrants, or similar securities) shall be determined under the Black-Scholes methodology.

In the case of a "Subordinated Debt Financing" where the source of subordinated debt financing is originated by VFIN or is from a VFIN Party and the transaction closes during the Term of this Agreement, or within twelve (12) months of any termination thereof, VFIN shall receive upon closing of the transaction, a lump-sum consulting fee computed by taking the total commitment multiplied by six (6%) percent. If such Subordinated Debt Financing is coupled with equity securities such as warrants, the value of the equity securities (to the extent same are options, warrants, or similar securities) shall be determined under the Black-Scholes methodology.

All fees due to VFIN pursuant to this Agreement are payable pro rata in cash and stock as received by the Company unless otherwise mutually agreed to by Company and VFIN prior to executing a definitive agreement for a Covered Transaction. All fees are payable to VFIN at the closing date of the subject transaction. To the extent amounts are payable to Company after the closing date of a transaction, Company shall pay VFIN the applicable fee associated with such amounts at the time such amounts are actually received by Company. For example, if $7,000,000 is payable on the closing of the Covered Transaction and $3,000,000 is payable six (6) months thereafter, Company shall pay VFIN ($7,000,000 X 8.0%) on the day of the closing of the Covered Transaction and ($3,000,000 X 8.0%) upon its receipt of the final $3,000,000. Warrant and registration rights as well as the Company's obligations to compensate VFIN as described in this Section Five shall remain in full force and effect following the termination of this Agreement.


Company shall grant VFIN customary piggyback registration rights (subject to normal cut-backs) for the common stock and the common stock underlying the warrants paid, granted or otherwise issued pursuant to Section 5 of this Agreement.

These warrants shall be subject to a weighted average adjustment in the common stock underlying such warrants and the per share exercise price in the event of any stock splits, stock dividends, recapitalizations or similar events.

The Company will reimburse VFIN for all pre-approved business expenses ("Expenses") incurred by VFIN in the performance of the work defined herein. All expenses in excess of $250 must be approved by the Company in advance of VFIN incurring said expenses in order to qualify as being reimbursable by the Company. As of the execution of this Agreement, these Expenses include 1) all phone, fax and Internet connection charges; 2) mileage charges at Thirty-Two and One-Half Cents ($.325) per mile; and 3) all reasonable travel expenses for Company approved meetings. Expenses will be billed and paid on a monthly basis, beginning on September 1, 2002 and on the first of each subsequent month.

                                   SECTION SIX
                         STATUS OF VFIN; INDEMNIFICATION

VFIN is and shall be an independent contractor and is not and shall not be deemed or construed to be an employee of the Company by virtue of this
Agreement. Neither VFIN nor the Company shall hold VFIN out as an agent, partner, officer, director, or other employee of the Company in connection with this Agreement or the performance of any of the duties, obligations or performances contemplated hereby, and VFIN further specifically disclaims any and all rights to an equity interest in or a partnership with the Company by virtue of this Agreement or any of the transactions contemplated hereby, except as specifically provided herein. VFIN specifically acknowledges and agrees that they shall have no authority to execute any contracts or agreements on behalf of the Company or any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company (an "Affiliate") and it shall have no authority to bind the Company or its Affiliates to any obligation (contractual or otherwise). For purposes of this Agreement, (a) the term "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting interests, by contract or otherwise and (b) the term "person" shall mean an individual, partnership, corporation, limited liability company, limited liability partnership, trust, joint venture or other entity.

It is hereby acknowledged and agreed that the Company has not, is not and shall not be obligated to make, and that it is the sole responsibility of VFIN to make, in connection with any income earned by VFIN from the Company, all periodic withholding taxes, FICA taxes, SECA payments, Federal unemployment taxes (FUTA) and any other Federal or state taxes, payments or filings required to be paid, made or maintained.

In the event that VFIN becomes involved in any capacity in any action, proceeding or investigation in connection with any matter referred to in this Agreement not resulting from or relating to VFIN's recklessness, negligence, or bad faith, the Company will reimburse VFIN for legal and other expenses as such expenses are incurred in connection therewith. The Company will also indemnify and hold harmless VFIN against losses, claims, damages or liabilities to which VFIN may become subject in connection with any matter referred to in this Agreement, except to the extent that any such loss, claim, damage or liability results from the recklessness, negligence, or bad faith of VFIN performing the services that are the subject of this Agreement. VFIN shall promptly give the Company notice of any matter which VFIN has determined has given or could give rise to a right of indemnification under this Agreement, provided that a failure on the part of VFIN to notify the Company will not relieve the Company from any liability that the Company may have on account of this indemnity or otherwise, except to the extent that the Company shall have been materially prejudiced by such. The Company shall be entitled to assume and control the defense of such claim at its expense and through counsel of its choice The provisions of this
Section 6 shall survive any termination or expiration of this Agreement.


                                  SECTION SEVEN
                               SERVICES FOR OTHERS

VFIN may, subject to the provisions of Section Four, during or subsequent to the Term, perform services for any other person or firm without the Company's prior approval.

                                  SECTION EIGHT
                                    OWNERSHIP

VFIN acknowledges that the Company will be free to use all work developed under this Agreement for future and continued usage without any obligation to remit any payment to VFIN other than that which is defined in this Agreement.


                                  SECTION NINE
                                  GOVERNING LAW

The laws of the State of Florida shall govern this Agreement. Any controversy or claim arising out of, or relating to, this Agreement, to the making, performance, or interpretation of it, shall be settled by arbitration in Fort Lauderdale, Florida unless otherwise mutually agreed upon by the parties, under the commercial arbitration rules of the American Arbitration Association then existing, and any judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

The Governing Law provisions shall survive any termination of this Agreement.



                                   SECTION TEN
                                   INTEGRATION

This Agreement contains the entire Agreement among the parties and supersedes all prior oral and written agreements, understandings, and representations among the parties. No amendments to this Agreement shall be binding unless executed in writing by all the parties.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.

COMPANY
A21, INC.

BY:


--------------------------------------------------------------------
Albert H. Pleus, Chairman                            Date



VFIN
VFINANCE INVESTMENTS, INC.


BY:


--------------------------------------------------------------------
Jonathan C. Rich, Principal                                   Date



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